SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

eDiets.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30559	56-0952883
(Commission File Number)	(IRS Employer Identification No.)

3801 W. Hillsboro Blvd.

Deerfield Beach, Florida 33442

(Address of Principal Executive Offices) (Zip Code)

(954) 360-9022

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL EXPLANATION

The purpose of this report is to amend the Registrant’s Current Report on form 8-K dated May 18, 2006 that was filed with the Securities and Exchange Commission on May 23, 2006 (the “Initial Report”) which was reported on the Registrant’s acquisition of Nutrio.com, Inc. This report amends the Initial Report so as to provide the information required under Items 9.01(a) and 9.01(b) of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Financial Statements of Nutrio.com, Inc.

Independent Auditor’s Report

Balance Sheets Dated as of December 31, 2005 and 2004 (audited) and March 31, 2006 (unaudited).

Statements of Operations for the Years ended December 31, 2005 and 2004 (audited) and for the Three Month Periods ended March 31, 2006 and 2005 (unaudited).

Statements of Stockholders’ (Deficit) Equity for the Years ended December 31, 2005 and 2004 (audited) and for the Three Month Period ended March 31, 2006 (unaudited).

Statements of Cash Flows for the Years ended December 31, 2005 and 2004 (audited) and for the Three Month Periods ended March 31, 2006 and 2005 (unaudited).

Notes to Financial Statements for the Years ended December 31, 2005 and 2004 (audited) and for the Three Month Periods ended March 31, 2006 and 2005 (unaudited).

(b) Pro forma financial information.

Unaudited Pro Forma Condensed Combined Financial Statements of eDiets.com, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2006.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Month Period ended March 31, 2006.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 31, 2005.

NUTRIO.COM, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2005 AND 2004

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	5

Financial Statements:

Balance Sheets at December 31, 2005 and 2004 (audited) And March 31, 2006 and 2005 (unaudited)	6

Statements of Operations for the years ended December 31, 2005 and 2004 (audited) And for the three months ended March 31, 2006 and 2005 (unaudited)	7

Statements of Stockholder’s (Deficit) Equity for the years ended December 31, 2005 And 2004 (audited) and for the three months ended March 31, 2006 (unaudited)	8

Statements of Cash Flows for the years ended December 31, 2005 and 2004 (audited) And for the three months ended March 31, 2006 and 2005 (unaudited)	9

Notes to Financial Statements	10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Nutrio.com, Inc.

We have audited the accompanying balance sheets of Nutrio.com, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutrio.com, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Daszkal Bolton, LLP
Certified Public Accountants

Boca Raton, Florida

May 31, 2006

NUTRIO.COM, INC.

BALANCE SHEETS

	December 31,		March 31,
	2005	2004	2006	2005
			(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$646,239	$33,441	$219,908	$218,215
Accounts receivable, net	300,575	367,124	277,850	274,957
Other current assets	—	—	5,355	—

Total current assets	946,814	400,565	503,113	493,172
Property and office equipment, net	14,256	7,004	16,240	4,832
Other assets	9,155	3,915	13,065	3,915

Total assets	$970,225	$411,484	$532,418	$501,919

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,135	$16,730	$16,978	$28,328
Accrued liabilities	291,837	270,482	31,102	269,237
Deferred revenue	270,602	326,437	185,709	316,328

Total current liabilities	585,574	613,649	233,789	613,893

Note payable	700,000	700,000	—	700,000
Commitments and contingencies
STOCKHOLDERS’ (DEFICIT) EQUITY:
Preferred stock, $.0001 par value – 8,000,000 shares authorized and 4,066,764 issued and outstanding at December 31, 2005 and 2004	407	407	407	407
Common stock, $.0001 par value – 10,000,000 shares authorized, 5,736,250 and 5,726,250 shares issued and outstanding at December 31, 2005 and 2004, respectively	574	573	574	574
Additional paid-in capital	3,655,206	3,653,807	3,955,852	3,654,231
Accumulated deficit	(3,971,536)	(4,556,952)	(3,658,204)	(4,467,186)

Total stockholders’ (deficit) equity	(315,349)	(902,165)	298,629	(811,974)

Total liabilities and stockholders’ (deficit) equity	$970,225	$411,484	$532,418	$501,919

The accompanying notes are an integral part of these financial statements.

NUTRIO.COM, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31,		Three Months Ended March 31,
	2005	2004	2006	2005
			(unaudited)
REVENUE	$2,030,594	$930,356	$696,635	$374,348

COSTS AND EXPENSES:
Cost of revenue	235,428	206,579	56,847	75,142
Sales, marketing and support	42,291	41,839	11,130	11,971
General and administrative	1,119,615	787,857	305,787	184,955

Total costs and expenses	1,397,334	1,036,275	373,764	272,068

Income (loss) from operations	633,260	(105,919)	322,871	102,280
Other expense, net	(47,844)	(41,994)	(9,539)	(12,514)
Provision for income taxes	—	—	—	—

Net income (loss)	$585,416	$(147,913)	$313,332	$89,766

The accompanying notes are an integral part of these financial statements.

NUTRIO.COM, INC.

STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

	PREFERRED STOCK		COMMON STOCK		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY
	SHARES	AMOUNT	SHARES	AMOUNT
Balance at January 1, 2004	4,066,764	$407	5,726,250	$573	$3,652,507	$(4,409,039)	$(755,552)
Stock option expense	—	—	—	—	1,300	—	1,300
Net loss	—	—	—	—	—	(147,913)	(147,913)

Balance at December 31, 2004	4,066,764	$407	5,726,250	$573	$3,653,807	$(4,556,952)	$(902,165)
Stock option expense	—	—	—	—	1,300	—	1,300
Stock options exercised	—	—	10,000	1	99	—	100
Net income	—	—	—	—	—	585,416	585,416

Balance at December 31, 2005	4,066,764	$407	5,736,250	$574	$3,655,206	$(3,971,536)	$(315,349)
Stock option expense	—	—	—	—	13,400	—	13,400
Forgiveness of interest on note payable	—	—	—	—	287,246	—	287,246
Net income	—	—	—	—	—	313,332	313,332

Balance at March 31, 2006 (unaudited)	4,066,764	$407	5,736,250	$574	$3,955,852	$(3,658,204)	$298,629

The accompanying notes are an integral part of these financial statements.

NUTRIO.COM, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,		Three Months Ended March 31,
	2005	2004	2006	2005
			(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$585,416	$(147,913)	$313,332	$89,766
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	8,688	5,500	1,337	2,173
Provision for bad debt	15,000	—	—	—
Stock based compensation	1,300	1,300	13,400	325
Loss on disposal of fixed assets	—	3,009	—	—
Changes in operating assets and liabilities:
Accounts receivable	51,549	(276,924)	22,725	92,167
Other assets	(5,240)	(130)	(9,264)	—
Accounts payable and accrued liabilities	27,760	79,994	20,354	10,352
Deferred revenue	(55,835)	303,938	(84,892)	(10,109)

Net cash provided by (used in) operating activities	628,638	(31,226)	276,992	184,674

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and office equipment	(15,940)	(3,201)	(3,323)	—

Net cash used in investing activities	(15,940)	(3,201)	(3,323)	—

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable	—	—	(700,000)	—
Proceeds from exercise of stock options	100	—	—	100

Net cash provided by (used in) financing activities	100	—	(700,000)	100

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	612,798	(34,427)	(426,331)	184,774
Cash and cash equivalents, beginning of the period	33,441	67,868	646,239	33,441

Cash and cash equivalents, end of the period	$646,239	$33,441	$219,908	$218,215

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest	$—	$477	$—	$—

SUPPLEMENTAL DISCLOSURE FOR NON-CASH INVESTING AND FINANCING ACTIVITIES
Forgiveness of interest on note payable	$—	$—	$287,246	$—

The accompanying notes are an integral part of these financial statements.

NUTRIO.COM, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION

Nutrio.com, Inc. (the Company) was incorporated in the State of Delaware for the purpose of developing and marketing nutrition, fitness, and wellness programs targeted for weight loss/management and disease management.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property and Office Equipment

Property and office equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which is approximately five years.

Expenditures for maintenance and repairs are charged to operations as incurred, while major rework and betterments are capitalized. The assets and related depreciation are adjusted for asset retirements and disposals with the resulting gain or loss included in operations.

Revenue Recognition

The Company generates four types of revenues. Licensing revenues are recognized on a straight line basis over the period of the license. Development revenue relates to the planning, design and development of websites for its customers and it is recognized ratably over the license period once the website is launched. Consulting revenue relates to consulting services provided to customers and revenue is recognized when services and/or deliverables are completed and collection is probable. Lastly, subscription revenue relates to memberships to the proprietary content contained in its Web sites. Subscription plans are for a one to three month period and are paid in advance by customers. Cash receipts for subscription plans are deferred and recognized as revenue on a straight-line basis over the period of the subscription.

Revenues by type for the years ended December 31, 2005 and 2004 are as follows:

	2005	2004
Licensing revenue	$893,900	$617,218
Development revenue	133,132	22,831
Consulting revenue	935,170	259,486
Subscription revenue	68,392	30,821

	$2,030,594	$930,356

Cost of Revenue

Cost of revenue consists primarily of hosting fees and compensation for Professionals that provide the content for the Web sites.

Stock Based Compensation

Until January 1, 2006, the Company applied the intrinsic value method provisions of Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for grants of options to Company’s and employees under the Company’s stock option plan.

In December 2004, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 123R, Shared-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. The Statement supersedes APB No. 25 and its related implementation guidance. Effective the first quarter of 2006, the Company is required to record compensation expense for its employee stock options in accordance with SFAS No. 123R.

The following table illustrates the effect on net income (loss) as if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, in accounting for employee option grants under the plan.

	For the years ended December 31,		For the three months ended March 31, 2005 (unaudited)
	2005	2004
Net income (loss) - as reported	$585,416	$(147,913)	$89,766
Total stock-based compensation expense determined under fair value method	(5,465)	(2,275)	(1,055)

Proforma net income (loss)	$579,951	$(150,188)	$88,711

These proforma results are not necessarily indicative of results that may be expected in future periods since additional options may be granted and the estimated fair value of the stock options is assumed to be amortized to expense over the vesting periods.

Long-Lived Assets

The Company accounts for long-lived assets pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which requires impairment losses to be recorded on long-lived assets used in operations when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management reviews long-lived assets for impairment whenever events or changes in circumstances indicate the assets may be impaired. An impairment loss is recorded when the net book value of the assets exceeds their fair value, as determined by projected discounted future cash flows. No impairment losses were recorded during the periods ended December 31, 2005 and 2004.

Fair Value of Financial Instruments

The carrying amounts of the Company’s accounts receivable, accounts payable and accrued liabilities approximate their fair market value due to their short-term nature.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Results

The accompanying balance sheets as of March 31, 2006 and 2005, the statements of operations, changes in stockholders’ (deficit) equity and cash flows for the quarters ended March 31, 2006 and 2005 are unaudited and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In our opinion, these financial statements reflect all adjustments which are of a normal recurring nature and which are necessary to present fairly the financial position of Nutrio.com, Inc. as of March 31, 2006 and 2005 and the results of operations and the cash flows for the three month periods ended March 31, 2006 and 2005. The results of operations for the three months ended March 31, 2006 and 2005 are not necessarily indicative of the results which may be expected for the entire fiscal year.

NOTE 3 - PROPERTY AND OFFICE EQUIPMENT

Property and office equipment, net consist of the following:

	December 31,		March 31,
	2005	2004	2006	2005
			(unaudited)
Computer and office equipment	$26,654	$17,871	$28,004	$17,871
Computer software	5,987	3,014	7,386	3,014
Furniture and fixtures	14,774	10,590	15,349	10,590

	47,415	31,475	50,739	31,475
Less: accumulated depreciation	(33,159)	(24,471)	(34,499)	(26,643)

	$14,256	$7,004	$16,240	$4,832

Depreciation expense for the years ended December 31, 2005 and 2004 was $8,688 and $5,500, respectively and $1,340 and $2,172 for the three months ended March 31, 2006 and 2005, respectively.

NOTE 4 – ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	December 31,		March 31,
	2005	2004	2006	2005
			(unaudited)
Accrued interest on note payable	$274,473	$223,723	$—	$236,237
Accrued payroll	17,364	46,759	31,102	33,000

	$291,837	$270,482	$31,102	$269,237

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company has a note payable of $700,000 to its majority stockholder. This note arose when the stockholder funded monies to the Company for operating purposes. This note payable bears interest at a rate of prime plus 2% as of January 1 each year (7.25% and 6.0% respectively for 2005 and 2004) per annum with no maturity date.

On March 13, 2006 the Company entered into a settlement and release agreement with its majority shareholder for the outstanding note payable. The Company paid $700,000 and the shareholder waived all the accrued interest to date and deemed the note paid in full.

NOTE 6 – STOCKHOLDERS EQUITY

Stock Options

In 1996 the Company established the Nutrio.com, Inc. Stock Plan (“the Plan”), a nonqualified and incentive stock option plan. The plan provides for the issuance of a maximum of 2,000,000 shares of common stock to employees, directors and consultants. Stock purchase rights may also be granted under the plan. Under the terms of the plan, the options expire after 10 years, as long as the employee remains employed with the Company. The employee option grants provide that the option will be canceled ninety days after an employee leaves employment with the Company.

A summary of the activity relating to the Company’s stock options for the years ended December 31, 2005 and 2004 and for the unaudited three months ended March 31, 2006 is presented below:

	Year Ended December 31,				Three months ended March 31, 2006
	2005		2004		(unaudited)
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	1,471,800	$0.21	1,446,800	$0.20	1,506,800	$0.23
Granted	45,000	0.65	25,000	0.65	10,000	0.65
Exercised	(10,000)	0.01	—	—	—	—
Forfeited	—	—	—	—	(10,000)	0.65

Outstanding at end of year	1,506,800	0.23	1,471,800	0.21	1,506,800	0.23

Options exercisable at end of year	1,434,022	0.21	1,339,856	0.21	1,462,842	0.21

Weighted average exercise price of options granted during the year:
Issued at market price	$0.65			$0.65		$0.65

Issued above market price	n/a			n/a		n/a

Issued below market price	n/a			n/a		n/a

Weighted average fair value of options granted during the year:
Issued at market price	$0.65			$0.65		$0.65

Issued above market price	n/a			n/a		n/a

Issued below market price	n/a			n/a		n/a

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
Range Of Exercise Prices	Outstanding At December 31, 2005	Weighted Average Remaining Contractual Life (In Years)	Weighted Average Exercise Price	Exercisable At December 31, 2005	Weighted Average Exercise Price
$0.20	1,417,800	0.05	$0.20	1,394,883	$0.20
0.62 to 0.65	89,000	1.47	0.64	39,139	0.63

	1,506,800	0.12	$0.23	1,434,022	$0.21

Under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted average assumptions were used:

Risk free interest rate	6.2%
Expected dividends	0.0%
Volatility factor	0.001
Weighted average expected Life of Options	10

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s options.

NOTE 7 - LEASE COMMITMENTS

The Company leases its office space under long-term operating lease agreements with an expiration date of December 31, 2006. Rent expense for all operating leases was $38,374 and $24,596 for the years ended December 31, 2005 and 2004, respectively.

At December 31, 2005, future minimum lease payments for these leases amounted to approximately $48,000, all of which is due during fiscal year 2006.

NOTE 8 - INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are determined based upon differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Significant components of the Company’s net deferred income taxes as of December 31, 2005 and 2004 are as follows:

	December 31,
	2005	2004
Deferred tax assets:
Net operating loss carryforwards	$1,515,562	$1,731,761
Amortization – tax	—	11,794

	1,515,562	1,743,555
Less valuation allowance	(1,511,939)	(1,743,555)

Total deferred tax assets	3,623	—
Deferred tax liabilities:
Depreciation	(3,623)	—
Total deferred tax liabilities	(3,623)	—

Total net deferred tax assets	$—	$—

SFAS No. 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all evidence, both positive and negative, management has determined that a $1,511,939 and $1,743,555 valuation allowance at December 31, 2005 and 2004, respectively, is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the years ended December 31, 2005 and 2004 was a decrease of $231,616 and an increase of $56,341, respectively.

At December 31, 2005, the Company had approximately $3,928,871 in net operating loss carryforwards for U.S. federal income tax purposes that expire in various amounts through 2025. As defined under Sections 382 of the Internal Revenue Code, if the Company determines that a change in control due to the acquisition by eDiets.com, Inc. has occurred, the utilization of the net operation loss carryforwards in existence at the time of the change in control may be limited by eDiets.com, Inc. on an annual basis and could expire unused.

The reconciliation of income tax computed at the U.S. federal statutory rate to income tax expense for the years ended December 31, 2005 and 2004 is as follows:

	December 31,
	2005	2004
Tax at U.S. statutory rate	35.0%	35.0%
State taxes, net of federal benefit	3.7	3.5
Nondeductible items	0.9	(0.4)
Change in valuation allowance	(39.6)	(38.1)

	(0.0)%	0.0%

NOTE 9 – CONCENTRATION OF CREDIT RISK

The Company routinely carries balances with large commercial banks in excess of the federally insured limit of $100,000 per institution. The uninsured cash balances at December 31, 2005 and 2004 totaled approximately $553,000 and $0, respectively.

NOTE 10 - CONCENTRATIONS

In 2005 the following five customers made up more than 10% of the annual revenues of the Company: Anthem (27%), Bally Total Fitness (19%), Ross Products (15%), Kraft Foods (12%), and SlimFast (12%).

In 2004, the following three customers made up more than 10% of the annual revenues of the Company: Kraft Foods (39%), SlimFast Products (34%), and Ross Products (12%).

NOTE 11 – SUBSEQUENT EVENTS

On May 15, 2006, the Company entered into an Agreement and Plan of Merger with eDiets.com, Inc. Pursuant to the Merger Agreement, eDiets will pay stockholders and optionholders of Nutrio $8.5 million ($250,000 of which will be held in escrow in satisfaction of any indemnification claims arising under the Merger Agreement) and up to $2.5 million in additional purchase price consideration based on Nutrio’s 2006 and 2007 financial performance. The Agreement and Plan of Merger was approved by the majority of the Company’s stockholders in May 2006.

NOTE 12 – RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123R, Share-Based Payment. SFAS No. 123R requires companies to expense the value of employee stock option and similar awards. SFAS No. 123R is effective as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Generally, the approach in SFAS No. 123R is similar to the approach described in SFAS No. 123. However, SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation expense to be reported as a financing cash flow, rather than as an operating cash flow, as prescribed under current accounting rules. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. Total cash flow will remain unchanged from what would have been reported under prior accounting rules. In April 2005, the Securities and Exchange Commission adopted a new rule that amends the effective dates for SFAS No. 123R. In accordance with the new rule, the accounting provisions of SFAS No. 123R will be effective for the Company beginning in the first quarter of fiscal 2006.

SFAS No.123R permits public companies to adopt its requirements using one of two methods: A “modified prospective” method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date. A “prospective” method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS No. 123R for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption. SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as required under current literature. The Company plans to adopt SFAS No. 123R using the modified prospective method.

As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB No. 25’s intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS No. 123R’s fair value method will not affect the Company’s total cash flows or financial position, but it will reduce reported income. The impact of adoption of SFAS No. 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.

However, had the Company adopted SFAS No. 123R in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net income and earnings per share in Note 2 to our Financial Statements.

In 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections – A Replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS No. 154”). This Statement requires that a voluntary change in accounting principle be applied retrospectively with all prior period financial statements presented on the basis of the new accounting principle, unless it is impracticable to do so. SFAS No. 154 also provides that 1) a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate (prospectively) that was effected by a change in accounting principle, and 2) redefines “restatement” as the revising of previously issued financial statements to reflect the correction of an error. The new standard is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The impact of SFAS No. 154 cannot be determined unless and until a change in accounting principle or estimate arises. The Company does not anticipate any changes in accounting principle at this time.

Proforma Condensed Combined

Financial Statements (Unaudited)

eDiets.com, Inc.

EDIETS.COM, INC.

PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The following unaudited pro forma condensed combined financial statements are based on our historical combined financial statements and Nutrio.com, Inc.’s historical financial statements, each included in this Form 8-K, and adjusted to give effect to the May 15, 2006 Nutrio.com, Inc. acquisition. The unaudited condensed combined balance sheet at March 31, 2006 gives effect to the acquisition of Nutrio.com, Inc. (Nutrio) by eDiets.com, Inc. (the Company) as if the transaction had occurred on March 31, 2006. The pro forma condensed combined statements of operations for the year ended December 31, 2005 and the three months ended March 31, 2006 give effect to the foregoing as if the transaction had occurred on January 1, 2005.

On May 15, 2006, the Company entered into an Agreement and Plan of Merger with Nutrio, a leading provider of interactive private-label nutrition, fitness and wellness programs (the “Merger”). The total consideration paid to stockholders and option-holders of Nutrio in consideration for the Merger is (a) $8,500,000 ($250,000 of which will be held in escrow to satisfy indemnification claims under the Merger Agreement) and (b) $2,500,000 in potential earn out payments depending on Nutrio’s financial performance during calendar year 2006 and 2007. The amount of Merger consideration is also subject to a positive or negative working capital adjustment to the extent that Nutrio’s working capital at closing exceeds or is less than $220,000.

Also on May 15, 2006, the Company entered into a Securities Purchase Agreement (“Company Purchase Agreement”) dated May 15, 2006 by and between the Company and Prides Capital (“Prides Capital”), pursuant to which the Company completed a private sale to Prides Capital of approximately 1.7 million shares of common stock at a purchase price of $5.05 per share and a warrant to purchase approximately 1.0 million shares of common stock at an exercise price of $6.00 per share. The warrant has a five year expiration date, is exercisable beginning six months after issuance and provides for a cashless “net” exercise under certain conditions with respect to up to 25% of the shares of common stock issuable upon exercise thereof. The Company used the approximately $8.5 million in proceeds from the sale to fund the Merger. Pursuant to the Company Purchase Agreement, Prides Capital also agreed to purchase from the Company, subject to approval by the Company’s stockholders, an additional 297,030 shares of common stock at a purchase price of $5.05 per share and an additional five-year warrant to purchase 178,218 shares at an exercise price of $6.00 per share.

The Company has accounted for the acquisition as a purchase transaction, and this unaudited combined condensed pro forma financial information reflects that method of accounting. Under the purchase method of accounting, the total purchase price, including direct acquisition costs, is allocated to the net assets and liabilities acquired based upon estimates of the fair value of those assets and liabilities. Any excess purchase price is allocated to goodwill. The preliminary allocation of the purchase price was based upon estimates of the fair value of the acquired assets and liabilities in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Currently, we are completing a fair value assessment of the acquired assets, liabilities and identifiable intangible assets in the acquisition. Once we conclude this valuation, the purchase price allocation will be adjusted accordingly.

The pro forma financial data is presented for informational purposes only and should not be considered indicative of actual results that would have been achieved had the transaction actually been consummated on the date indicated and does not purport to project the financial position or results of operations for any future period or as of any future date. The pro forma condensed combined financial statements should be read in conjunction with the notes thereto and with the financial statements and the notes thereto of the Company and the financial statements and the notes thereto of Nutrio.com, Inc., all of which are included elsewhere in this document.

EDIETS.COM, INC.

PROFORMA CONDENSED COMBINED BALANCE SHEET

(UNAUDITED)

MARCH 31, 2006

(In thousands)

	Company as Reported	Nutrio.com, Inc.	Proforma Adjustments		Combined Proforma
Assets
Current assets:
Cash and cash equivalents	$8,796	$220	$(8,500	)(1)	$10,516
			10,000	(3)
Accounts receivable	1,649	278			1,927
Prepaid advertising costs	438	—			438
Other current assets	883	5			888

Total current assets	11,766	503	1,500		13,769
Property and office equipment, net	1,629	16			1,645
Intangible assets, net	542	—	3,088	(1)	3,630
Goodwill	6,720	—	6,242	(1)	12,962
Other assets	224	13			237

Total assets	$20,881	$532	$10,830		$32,243

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,585	$17			$6,602
Accrued liabilities	3,181	31			3,212
Reserve for refunds	141	—			141
Current portion of capital lease obligations	185	—			185
Deferred revenue	3,481	186	(161	)(1)	3,506

Total current liabilities	13,573	234	(161	)(1)	13,646

Capital lease obligations, net of current portion	204	—			204
Deferred revenue	1,902	—			1,902
Deferred tax liability	80	—			80

Stockholders’ equity:
Preferred stock	—	—			—
Common stock	22	—	2	(3)	24
Additional paid-in capital	23,401	3,956	(3,956	)(1)	34,688
			1,289	(1)
			9,998	(3)
Accumulated other comprehensive loss	(35)	—			(35)
Accumulated deficit	(18,266)	(3,658)	3,658	(1)	(18,266)

Total stockholders’ equity	5,122	298	10,991		16,411

Total liabilities and stockholders’ equity	$20,881	$532	$10,830		$32,243

See accompanying notes.

EDIETS.COM, INC.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

THREE MONTHS ENDED MARCH 31, 2006

(In thousands, except per share amounts)

	Company as Reported	Nutrio.com, Inc.	Proforma Adjustments		Combined Proforma
Revenue	$13,773	$697	$(48	)(4)	$14,422

Costs and expenses:
Cost of revenue	2,893	57			2,950
Technology and development	643	—			643
Sales, marketing and support	11,394	11			11,405
General and administrative	2,479	306			2,785
Amortization of intangible assets	25	—	290	(2)	315

Total costs and expenses	17,434	374	290		18,098

(Loss) Income from operations	(3,661)	323	(338)		(3,676)
Other income (expense), net	97	(10)			87
Income tax benefit	(6)				(6)

Net (loss) income	$(3,570)	$313	$(338)		$(3,595)

Loss per common share - basic and diluted	$(0.16)				$(0.15)

Weighted average number of common shares outstanding:
Basic and diluted	21,881				23,861

See accompanying notes.

EDIETS.COM, INC.

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

YEAR ENDED DECEMBER 31, 2005

(in thousands, except per share amounts)

	Company as Reported	Nutrio.com, Inc.	Proforma Adjustments		Combined Proforma
Revenue	$53,679	$2,031	$(90	)(4)	$55,620

Costs and expenses:
Cost of revenue	7,766	235			8,001
Technology and development	2,537	—			2,537
Sales, marketing and support	36,277	42			36,319
General and administrative	5,796	1,120			6,916
Amortization of intangible assets	113	—	1,161	(2)	1,274

Total costs and expenses	52,489	1,397	1,161		55,047

Income from operations	1,190	634	(1,251)		573
Other income, net	146	(48)			98
Income tax expense	—	—			—

Net income	$1,336	$586	$(1,251)		$671

Earnings per common share
Basic	$0.06				$0.03

Diluted	$0.06				$0.03

Weighted average number of common shares outstanding
Basic	21,524				23,504

Diluted	22,428				24,408

See accompanying notes.

(1)	Reflects elimination of the historical equity accounts of Nutrio.com, Inc. and allocation of total purchase price as follows (in thousands):

Assets	$532
Liabilities acquired	(73)
Intangibles	3,088
Goodwill	6,242

Total purchase price	$9,789

The total consideration paid to stockholders and option-holders of Nutrio in consideration for the Merger is (a) $8,500,000 ($250,000 of which will be held in escrow to satisfy indemnification claims under the Merger Agreement). In addition, the Merger Agreement includes potential earn out payment up to $2,500,000 depending on Nutrio’s financial performance during calendar year 2006 and 2007. The amount of Merger consideration is also subject to a positive or negative working capital adjustment to the extent that Nutrio’s working capital at closing exceeds or is less than $220,000.

(2)	For the purpose of these unaudited pro forma condensed combined financial statements, we have adopted Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Intangible Assets.” In accordance with SFAS No. 141, no amortization of goodwill is included.

The pro forma adjustment to amortization of intangible assets consists of additional amortization expense for the identifiable intangible assets acquired in the acquisitions as if the acquisitions had occurred on January 1, 2005, using lives from 2 to 3 years.

(3)	Reflects the issuance of shares to Prides Capital.

(4)	The pro forma adjustment to revenue is the result of applying the fair value adjustment to the deferred revenue balance as of January 1, 2005.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Robert T. Hamilton
Robert T. Hamilton
Interim Chief Executive Officer

Date: June 9, 2006

End of Filing